QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

        In connection with the Annual Report of Hyperdynamics Corporation (Hyperdynamics), on Form 10-K for the year ended June 30, 2016, as filed with the Securities and Exchange Commission (the "Report"), David Wesson, Chief Financial Officer of Hyperdynamics, does hereby certify, pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to his knowledge:

          (1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: September 22, 2016

By:	/s/ DAVID WESSON David Wesson Chief Financial Officer

QuickLinks

  EXHIBIT 32.2
CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)